EXHIBIT 99.1

Fastenal Company Announces Cash Dividend

WINONA, Minn., July 10, 2009 (GLOBE NEWSWIRE) -- The Fastenal Company of Winona, MN (Nasdaq:FAST) reported its Board of Directors declared a dividend of $.37 per share be paid in cash on August 28, 2009 to shareholders of record at the close of business on August 17, 2009. The Company expects that it will continue to pay a comparable semi-annual cash dividend in the foreseeable future, provided that any future determination as to payment of dividends will depend upon the financial condition and results of operations of the Company and such other factors as are deemed relevant by the Board of Directors.

Dividend and stock repurchase activity in the last ten years are as follows:

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                                              Total value
                         Total       Total        of       Per share
                       dividend     dividend  repurchased  price of
         Dividends       paid       paid per    shares    repurchased
  Year      paid        (000's)      share      (000's)     shares
 ------  ----------  -------------  --------  -----------  -----------
  2009      Two      $ 106,942 (1)  $   0.72  $        --  $        --
  2008    Three (2)  $ 117,474      $   0.79  $     8,944  $     44.72
  2007      Two      $  66,216      $   0.44  $    87,312  $     41.86
  2006      Two      $  60,548      $   0.40  $    17,294  $     36.49
  2005      Two      $  46,935      $   0.31  $    18,739  $     26.75
  2004      Two      $  30,350      $   0.20  $        --  $        --
  2003      Two      $  15,935      $  0.105  $        --  $        --
  2002      One      $  3,794       $  0.025  $        --  $        --
  2001      One      $  3,415       $ 0.0225  $        --  $        --
  2000      One      $  3,035       $   0.02  $        --  $        --

 (1) Note: The 2009 dividend paid amounts include the impact from this dividend announcement. The total dividend paid amount in 2009 has been estimated using the number of shares
           outstanding on June 30, 2009. The 2008 shares repurchased
           information is as of June 30, 2009.

 (2) 2008 Dividend includes two regular payments totaling $0.52 per share and a supplemental dividend paid in December of $0.27 per share.

 All information reflects the 2-for-1 stock splits effected in the form of a stock dividend in each of 2002 and 2005.
 ---------------------------------------------------------------------

Fastenal sells different types of industrial and construction supplies in the following product categories: threaded fasteners and miscellaneous supplies; tools; metal cutting tool blades and abrasives; fluid transfer components and accessories for hydraulic and pneumatic power; material handling; storage and packaging products; janitorial, chemical and paint products; electrical supplies; welding supplies; safety supplies; and metals, alloys and materials.

As of June 30, 2009, Fastenal operated 2,350 stores in the United States (all 50 states), Canada (all provinces), Puerto Rico (multiple), Mexico (14 states), Singapore (one location), Netherlands (one location), and China (one location) selling to the general public. The Company operates 14 distribution centers located in Minnesota, Indiana, Ohio, Pennsylvania, Texas, Georgia, Washington, California, Utah, North Carolina, Kansas, Ontario, Canada; Alberta, Canada; and Nuevo Leon, Mexico.

Additional information regarding Fastenal Company is available on the Fastenal Company World Wide Web site at www.fastenal.com.

This press release contains statements that are not historical in nature and that are intended to be, and are hereby identified as, "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995, including a statement regarding expectations as to payment of a comparable semi-annual cash dividend in the foreseeable future. Any future determination as to payment of dividends will depend upon the financial condition and results of operations of the Company and such other factors as are deemed relevant by the Board of Directors. For example, a change in business needs including working capital and funding for acquisitions, or a change in tax law relating to dividends, could cause the Company to decide not to pay a dividend in the future. A discussion of other risks and uncertainties is included in the Company's 2008 annual report on Form 10-K under the section captioned "Risk Factors" and the Company's 2008 annual and 2009 quarterly reports under the section captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations".

FAST-D

CONTACT:  Fastenal Company
          Investor Relations
          Jean DuBois, Executive Assistant
          507.454.5374